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                                                                      EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT

                                                                    STATE OF
      PARENT COMPANY               SUBSIDIARY COMPANIES          INCORPORATION
      --------------               --------------------          -------------
First Federal of Northern   First Federal of Northern Michigan      Federal
  Michigan Bancorp, Inc.

First Federal of Northern     Financial Services and Mortgage       Michigan
         Michigan                       Corporation

First Federal of Northern         InsuranCenter of Alpena           Michigan
        Michigan